Granite Point Mortgage Trust Inc. Reports First Quarter 2019 Financial Results
and Activity Post Quarter-End

NEW YORK, May 6, 2019 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter ended March 31, 2019 and provided an update on its activities subsequent to quarter-end. A presentation containing first quarter 2019 highlights and activity post quarter-end can be viewed at www.gpmortgagetrust.com.

First Quarter 2019 Summary

•	GAAP net income of $16.9 million or $0.35 per basic share; Core Earnings(1) of $18.0 million or $0.37 per basic share.

•	Book value of $18.81 per common share; declared and paid a dividend of $0.42 per common share.

•
Closed 9 senior floating rate commercial real estate loans with total commitments of $276.1 million having a weighted average stabilized LTV of 65%(2) and a weighted average yield of LIBOR + 3.76%(3); funded $279.7 million of principal balance on loans during the quarter, including $38.9 million on existing loan commitments and $5.7 million on upsizing 1 existing loan, whose total commitment was increased by $9.5 million.

•	Received prepayments and principal amortization of $156.2 million.

•	Owned a portfolio with a principal balance of $3.4 billion, which was over 98% floating rate and over 98% senior commercial mortgage loans with a weighted average stabilized LTV of 63%.

•	Closed an $825 million commercial real estate CLO with an initial advance rate of approximately 79.25% and a weighted average interest rate at issuance of LIBOR plus 1.64%.(4)

•	Total principal balance of non-recourse, non-mark-to-market, term-matched CLO debt of $1.2 billion financing $1.5 billion of senior loans.

•	Raised approximately $150 million of common equity capital in an underwritten public offering.
Activity Post Quarter-End

•	Closed a new term-matched, non-mark-to-market credit facility with an initial borrowing capacity of up to $150.0 million.

•
Generated a pipeline of senior CRE loans, with total commitments of over $230 million and initial fundings of over $210 million, which have either closed or are in the closing process, subject to fallout.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

(4)	Does not include fees and other transaction related expenses.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on May 7, 2019 at 10:00 a.m. ET to discuss first quarter 2019 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (833) 255-2835, (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning May 7, 2019 at 12:00 p.m. ET through May 14, 2019 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10129998. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This release contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

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GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Loans held-for-investment	$3,292,989	$3,167,913
Available-for-sale securities, at fair value	12,798	12,606
Held-to-maturity securities	25,815	26,696
Cash and cash equivalents	65,384	91,700
Restricted cash	55,051	31,723
Accrued interest receivable	10,595	10,268
Deferred debt issuance costs	2,333	3,924
Prepaid expenses	764	1,055
Other assets	21,659	15,996
Total Assets	$3,487,388	$3,361,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$993,634	$1,500,543
Securitized debt obligations	1,197,814	654,263
Revolving credit facilities	—	75,000
Convertible senior notes	268,484	268,138
Accrued interest payable	10,117	6,394
Unearned interest income	197	510
Dividends payable	21,938	18,346
Other liabilities	13,073	10,156
Total Liabilities	2,505,257	2,533,350
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 52,171,921 and 43,621,174 shares issued and outstanding, respectively	522	436
Additional paid-in capital	994,592	836,288
Accumulated other comprehensive loss	—	(192)
Cumulative earnings	108,831	91,875
Cumulative distributions to stockholders	(122,814)	(100,876)
Total Stockholders’ Equity	981,131	827,531
Total Liabilities and Stockholders’ Equity	$3,487,388	$3,361,881

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended
	March 31,
	2019	2018
Interest income:	(unaudited)
Loans held-for-investment	$56,665	$38,793
Available-for-sale securities	308	272
Held-to-maturity securities	661	885
Cash and cash equivalents	511	27
Total interest income	58,145	39,977
Interest expense:
Repurchase agreements	16,989	16,194
Securitized debt obligations	9,859	—
Convertible senior notes	4,465	2,179
Revolving credit facilities	695	—
Total interest expense	32,008	18,373
Net interest income	26,137	21,604
Other income:
Fee income	913	882
Total other income	913	882
Expenses:
Management fees	3,449	3,209
Incentive fees	244	—
Servicing expenses	773	458
General and administrative expenses	5,616	4,232
Total expenses	10,082	7,899
Income before income taxes	16,968	14,587
(Benefit from) provision for income taxes	(1)	1
Net income	16,969	14,586
Dividends on preferred stock	25	25
Net income attributable to common stockholders	$16,944	$14,561
Basic earnings per weighted average common share	$0.35	$0.34
Diluted earnings per weighted average common share	$0.34	$0.33
Dividends declared per common share	$0.42	$0.38
Weighted average number of shares of common stock outstanding:
Basic	48,601,431	43,374,228
Diluted	62,256,595	50,467,978
Comprehensive income:
Net income attributable to common stockholders	$16,944	$14,561
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	192	16
Other comprehensive income	192	16
Comprehensive income attributable to common stockholders	$17,136	$14,577

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended March 31, 2019
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$16,944
Adjustments for non-core earnings:
Non-cash equity compensation	1,064
Core Earnings(1)	$18,008

Core Earnings per basic common share	$0.37
Basic weighted average shares outstanding	48,601,431

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.